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PROXY                                                              EXHIBIT 99(a)

                        FIRST STATE BANCORPORATION, INC.

                                                    No. of Shares _____________

                            213 CHURCH AVENUE NORTH
                           DYERSBURG, TENNESSEE 38025

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Percy E. Smith and James E. McFarlin, or either of them acting alone, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated below, all shares of common stock of First State Bancorporation, Inc. held of record by the undersigned on April 21, 1995, at the Special Meeting of Shareholders to be held on Wednesday, May 24, 1995, or at any adjournments or postponements thereof.

1. APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN UNION PLANTERS CORPORATION, FSB ACQUISITION COMPANY, INC., FIRST STATE BANCORPORATION, INC. AND FIRST EXCHANGE BANK DATED AS OF FEBRUARY 24, 1995, ALONG WITH THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A, BOTH AS SUBSEQUENTLY AMENDED BY LETTER AGREEMENT DATED APRIL 4, 1995.

                 FOR APPROVAL OF REORGANIZATION AGREEMENT AND THE
                 PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A          _____

                 AGAINST APPROVAL OF REORGANIZATION AGREEMENT AND
                 THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A      _____

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

                           (Continued on other side)





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                          (Continued from other side)

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" approval of the Reorganization Agreement and the Plan of Merger.

                                        Dated: _______________________, 1995
                                        Signature  _________________________
                                        Signature  _________________________
                                                           (if held jointly)

                                        Please sign exactly as name appears
                                        to left.  When shares are held by joint
                                        tenants, both must sign.  When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.